Exhibit 10.1

Execution Version

SOUTHSTATE CORPORATION

March 2, 2023

Robert R. Hill, Jr. 520 Gervais Street

Columbia, South Carolina 29201

Dear Robert:

This letter agreement (this “Agreement”) sets forth our mutual agreement concerning the termination of your employment with SouthState Corporation, a bank holding corporation organized under the laws of South Carolina (the “Company”), and its subsidiaries and affiliates (collectively, the “Company Group”).

1.Transition Period. Your employment with the Company will continue for a transition period beginning on the date hereof and ending on April 26, 2023 (the “Transition Period”) and will terminate in all capacities on the last day of the Transition Period (the “Termination Date”). During the Transition Period, you will continue to perform your duties to the Company and SouthState Bank (the “Bank”) as set forth under your Third Amended and Restated Employment and Noncompetition Agreement with the Company, dated as of January 25, 2020, as amended May 26, 2022 (the “Employment Agreement”).

2.Compensation and Benefits Prior to the Termination Date. During the Transition Period, you will continue to participate in the compensation and benefit plans in which you participate as of the date hereof, including continuing to receive your current base salary at the annual rate of $585,000 (“Base Salary”), payable in accordance with the Company’s regular payroll practices, and continuing to participate as an employee in the Company’s health, welfare, fringe benefit and retirement plans and programs in accordance with their terms.

3.Termination. Effective as of the Termination Date, you will cease to serve as Executive Chairman of the Company and the Bank and your employment with the Company Group will terminate in all capacities. By signing this Agreement, effective as of the Termination Date, you hereby resign from your position as a member of the Board of Directors of the Company (the “Board”) and from any and all other officer and director positions that you hold with the Company Group. You agree that you will cooperate with the Company Group in connection with any resignations from any such other positions that may be required in order to effectuate the termination of your employment. On and after the Termination Date, you will not represent yourself as being a director, employee or officer of the Company Group.

4.Termination Payments. Subject to your execution of and compliance with your obligations under this Agreement, and in consideration of the covenants incorporated herein and the waiver and release set forth below, and provided that you do not revoke this Agreement in accordance with Section 10(b)(v), you will be entitled to the following:

(a)	Cash Severance. Pursuant to Section 6(c) of the Employment Agreement,

(i) a cash payment in the amount of $3,233,296, payable in a lump sum within 30 days following the Termination Date, representing the amount payable pursuant to Section 6(c)(i) of the Employment Agreement and (ii) in accordance with Section 6(c)(v) of the Employment Agreement, a prorated Annual Bonus (as defined in the Employment Agreement) for 2023, determined based on actual performance for 2023 and payable at the same time as the annual bonus is paid to the Chief Executive Officer for 2023, but (except as required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) no later than March 15, 2024.

(b)Equity Awards. Pursuant to Section 6(c)(iv) of the Employment Agreement, any New Equity Awards (as defined in the Employment Agreement), to the extent unvested as of the Termination Date, will vest immediately upon the Termination Date, and will be settled within 60 days thereof, provided that any performance-based awards will remain subject to the satisfaction of applicable performance goals and will be settled within 60 days following the end of the appliable performance period, in each case subject to any different payment timing required by Section 409A of the Code.

5.Transition Payment. Pursuant to Section 5(d) of the Employment Agreement, you will continue to be eligible to receive your Transition Payment (as defined in the Employment Agreement) in accordance with the terms thereof.

6.Retirement Plans. You will be entitled to receive your vested accrued benefits, if any, under the Company’s 401(k) plan in accordance with the terms and conditions of such plan.

7.Business Expenses. As promptly as practicable after the Termination Date, the Company will pay you any unreimbursed business expenses incurred through the Termination Date to which you are entitled to reimbursement pursuant to the Company’s expense reimbursement policies.

8.No Other Compensation or Benefits. Except as otherwise specifically provided herein, as required by COBRA or other applicable law, with respect to any vested equity awards you hold as of the Termination Date (which equity awards will be settled or, in the case of stock options, remain exercisable in accordance with their terms, it being understood that your termination of employment will be treated as a “Retirement” within the meaning of the award agreements governing such stock options for purposes of the post-termination exercise period) or any Accrued Obligations (as defined in the Employment Agreement), you will not be entitled to any compensation or benefits or to participate in any past, present or future employee benefit programs or arrangements of the Company Group on or after the Termination Date.

9.Covenants and Agreements. Subject to Section 10(d), you hereby reaffirm and acknowledge and agree that you remain subject to the covenants set forth in Sections 8 and 9 of the Employment Agreement, which are incorporated into this Agreement by reference. To the extent you violate in any material respect the terms of Sections 8 and 9 of the Employment Agreement, in addition to any other remedies available to the Company and the Bank, you will forfeit on your own behalf and that of beneficiary(ies) any rights to and interest in any severance or other benefits under this Agreement or other contract you have with the Company, Bank or any of their affiliates. For clarity, the parties hereto acknowledge and agree that the Noncompetition Period (as defined in the Employment Agreement) shall expire on the second anniversary of the Termination Date.

10.	Release.

(a)In exchange for the consideration under this Agreement, you hereby completely, irrevocably, and unconditionally release and forever discharge the Company, and any of its affiliated companies, any of their predecessor entities, and each and all of their officers, agents, directors, supervisors, employees, representatives, and their successors and assigns, and all persons acting by, through, under, for, or in concert with them, or any of them, in any and all of their capacities (hereinafter individually or collectively, the “Released Parties”), from any and all charges, complaints, claims, demands, actions, causes of action, obligations, judgments, obligations, liabilities and expenses (inclusive of attorneys’ fees) of any kind or nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as “Claim” or “Claims”) which you at any time heretofore had or claimed to have or which you may have or claim to have or may in the future have arising out of or regarding events that have occurred as of the Effective Date (as defined below), including, without limitation, or in any way related to your hire, benefits, employment, termination, or separation from employment with the Company, any of its affiliated companies or any of their predecessor entities, and any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter, including, but not limited to:

(i)any and all claims under Title VII of the Civil Rights Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, with respect to existing but not prospective claims, the Fair Labor Standards Act, the Equal Pay Act, as amended, the Employee Retirement Income Security Act, as amended (with respect to unvested benefits), the Civil Rights Act of 1991, as amended, 42 U.S.C. Section 1981, the Worker Adjustment and Retraining Notification Act, as amended, the National Labor Relations Act, as amended, the Age Discrimination in Employment Act, as amended (the “ADEA”), the Uniform Services Employment and Reemployment Rights Act, as amended, the Genetic Information Nondiscrimination Act of 2008, all of their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released;

(ii)any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, personal days, leave (including family or medical leave) and severance that may be legally waived and released, other than
(i)	the severance payments and benefits payable pursuant to this Agreement, and
(ii)any accrued but unpaid base salary and any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents;

(iii)any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an expressed or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; and

(iv)any and all claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, insurance, medical fees or expenses, costs, and disbursements.

This general release and waiver of Claims excludes, and you do not waive, release, or discharge:

(A)any right to file an administrative charge or complaint with the Equal Employment Opportunity Commission, or other similar federal or state administrative agencies, although you waive any right to monetary relief related to such a charge or administrative complaint;
(B)claims for unemployment benefits and workers’ compensation; (C) indemnification or directors and officers insurance rights you have against the Company; or (D) claims to the Accrued Obligations (as defined in the Employment Agreement) or relating to the obligations of the Company or its affiliates to you under the Employment Agreement or any other plan, policy or arrangement of the Company that, by the applicable terms, are to be performed after the date hereof. If you apply for unemployment benefits, the Company will respond truthfully, completely, and timely to any inquiries by the applicable state agency concerning your separation from employment.

(b)In further consideration of the payments and benefits provided to you in this Agreement, you hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Company from any and all Claims, whether known or unknown, from the beginning of time to the date of your execution of this Agreement arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations. By signing this Agreement, you hereby acknowledge and confirm that:

(i)You have been advised in writing of the right to consult with an attorney of your choosing and have consulted with such counsel as you believed was necessary before executing this Agreement;

(ii)You knowingly, freely, and voluntarily assent to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it;

(iii)You are executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which you are otherwise entitled;

(iv)You were given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of your choice, although you may sign the Agreement sooner, if desired. Changes to this Agreement, whether material or immaterial, do not restart the running of the twenty-one (21) day period;

(v)You understand that you have seven (7) days from the date of signing this Agreement (the “Effective Date”) to change your mind and revoke the waiver of the age claims in this Agreement by delivering notice of revocation to Susan Bagwell, EVP, Director of Human Resources, by email to susan.bagwell@southstatebank.com, by the end of this seven-day period; and

(vi)You understand that the release contained in this paragraph does not apply to rights and claims that may arise after you sign this Agreement.

No payments shall be made to you under this Agreement before the Effective Date. If you timely revoke this Agreement, no payments shall be made under this Agreement.

(c)You have not filed, and agree not to initiate or cause to be initiated on your behalf, any complaint, charge, Claim or proceeding against the Releasees before any local, state or federal agency, court or other body (each, individually, a “Proceeding”), and agree not to participate voluntarily in any Proceeding. You represent and warrant that you have not assigned any of the Claims being released under this Agreement.

(d)Nothing in this Agreement or otherwise limits your ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the Securities and Exchange Commission (the “SEC”), any other federal, state or local governmental agency or commission (“Government Agency”) or self-regulatory organization regarding possible legal violations, without disclosure to the Company. The Company may not retaliate against you for any of these activities, and nothing in this Agreement requires you to waive any monetary award or other payment that you might become entitled to from the SEC or any other Government Agency or self-regulatory organization. Further, nothing in this Agreement precludes you from filing a charge of discrimination with the Equal Employment Opportunity Commission or a like charge or complaint with a state or local fair employment practice agency. However, once this Agreement becomes effective, you may not receive a monetary award or any other form of personal relief from the Company in connection with any such charge or complaint that you filed or is filed on your behalf. Pursuant to the Defend Trade Secrets Act of 2016, the parties hereto acknowledge and agree that you shall not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of this Agreement shall not in any way be construed as an admission by the Company of any acts of unlawful conduct, wrongdoing or discrimination against you, and the Company specifically disclaims any liability to you on the part of itself, its employees, or its agents.

11.Re-execution of Release and Confirmation of Representations. You hereby agree to re-execute the release and confirm the representations set forth in Section 10 of this Agreement as of the Termination Date by signing the second signature line on the signature page hereto.

12.Certain Exceptions. (a) Notwithstanding anything in this Agreement or anywhere else in this Agreement or in any other agreement between you and any member of the Company Group, or in any Company code of conduct, employee manual, confidentiality policy or similar document, you have the right to:

(i)report possible violations of state or federal law or regulation that have occurred, are occurring, or are about to occur to any governmental agency or entity, or self-regulatory organization;

(ii)cooperate voluntarily with, or respond to any inquiry from, or provide testimony before any self-regulatory organization or any other federal, state or local regulatory or law enforcement authority;

(iii)make reports or disclosures to law enforcement or a regulatory authority without prior notice to, or authorization from, the Company; and

(iv)	respond truthfully to a valid subpoena.

(b)	In addition, the Company wants you to be aware that:

(i)(A) you have the right to not be retaliated against for reporting, either internally to the Company or to any governmental agency or entity or self- regulatory organization, information which you reasonably believe relates to a possible violation of law, (B) it is a violation of federal law to retaliate against anyone who has reported such potential misconduct either internally or to any governmental agency or entity or self-regulatory organization (retaliatory conduct includes discharge, demotion, suspension, threats, harassment, and any other manner of discrimination in the terms and conditions of employment because of any lawful act you may have performed) and (C) it is unlawful for the Company to retaliate against you for reporting possible misconduct either internally or to any governmental agency or entity, or self-regulatory organization;

(ii)notwithstanding anything contained in this Agreement or otherwise, you may, to the extent contemplated by Section 10(d), disclose confidential Company information, including the existence and terms of any confidential agreements between you and the Company (including employment or severance agreements), to any governmental agency or entity or self- regulatory organization;

(iii)the Company cannot require you to withdraw reports or filings alleging possible violations of federal, state or local law or regulation, and may not offer you any kind of inducement, including payment, to do so;

(iv)your rights and remedies as a whistleblower protected under applicable whistleblower laws, including a monetary award, if any, may not be waived by any agreement, policy, form, or condition of employment, including by a predispute arbitration agreement; and

(v)even if you have participated in a possible violation of law, you may be eligible to participate in the confidentiality and retaliation protections afforded under applicable whistleblower laws, and may also be eligible to receive an award under such laws.

13.	Miscellaneous.

(a)Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes and replaces any express or implied prior agreement with respect to the terms of your employment and the termination thereof which you may have had with the Company Group (including, without limitation, the Employment Agreement (except for Sections 6 through 11 thereof, which shall remain in full force and effect)).

(b)Governing Law. This Agreement shall be governed by the laws of the State of South Carolina without giving effect to conflict of laws principles.

(c)Withholding. Any payments made to you under this Agreement will be reduced by any applicable withholding taxes or other amounts required to be withheld by law or contract.

(d)Voluntary Assent. You hereby acknowledge that you have read and understands the terms of this Agreement, including Section 10, and that you sign it voluntarily and without coercion. You further acknowledge that you were given an opportunity to consider and review this Agreement, including Section 10, and the waivers contained in this Agreement, that you have done so and that the waivers made herein are knowing, conscious and with full appreciation that you are forever foreclosed from pursing any of the rights so waived.

(e)Waiver and Amendment. Any waiver, alteration, amendment, or modification of any of the terms of this Agreement will be valid only if made in writing and signed by each of the parties hereto. No waiver by either of the parties hereto of their rights hereunder will be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

(f)Severability. In the event that any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of this Agreement will not in any way be affected or impaired thereby. If any provision of this Agreement is held to be excessively broad as to duration, activity or subject, such provision will be construed by limiting and reducing it so as to be enforceable to the maximum extent allowed by applicable law.

(g)Counterparts. This Agreement may be executed in one or more counterparts, which together will constitute one and the same agreement.

(h)Notices. Every notice or other communication relating to this Agreement will be in writing, and will be mailed to or delivered to the party for whom or which it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices and communications by you to the Company will be mailed or delivered to the Company at its principal executive office, and all notices and communications by the Company to you may be given to you personally or may be mailed to you at your last known address, as reflected in the Company’s records. Any notice so addressed will be deemed to be given or received (i) if delivered by hand, on the date of such delivery, (ii) if mailed by courier or by overnight mail, on the first business day following the date of such mailing, and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.

[Signature Page Follows]

SOUTHSTATE CORPORATION

By:
	Name:	Susan Bagwell
	Title:	Executive Vice President,
Human Resources

SOUTHSTATE BANK

By:
	Name:	Susan Bagwell
	Title:	Executive Vice President,
Human Resources

PLEASE READ THIS AGREEMENT CAREFULLY;

IT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

ACCEPTED AND AGREED:

Robert R. Hill, Jr.
Date:

The release and representations contained in Section 10 above are ratified and confirmed with respect to any Claims, acts or omissions through and as of the Termination Date.

ACCEPTED AND AGREED:

Robert R. Hill, Jr.
Date:

[Signature Page to Separation Agreement]

SOUTHSTATE CORPORATION

By:
	Name:	Susan Bagwell
	Title:	Executive Vice President,
Human Resources

SOUTHSTATE BANK

By:
	Name:	Susan Bagwell
	Title:	Executive Vice President,
Human Resources

PLEASE READ THIS AGREEMENT CAREFULLY;

IT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

ACCEPTED AND AGREED:

Date:

The release and representations contained in Section 10 above are ratified and confirmed with respect to any Claims, acts or omissions through and as of the Termination Date.

ACCEPTED AND AGREED:

Robert R. Hill, Jr.
Date: